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                                Limited Recourse
                                 Promissory Note



     FOR VALUE RECEIVED, SOUTH CHINA BREWING COMPANY LIMITED, a Hong Kong corporation (the "Maker") promises to pay to BPW Limited, LLC. (the "Payee") the principal sum of SIXTY FIVE THOUSAND DOLLARS ($65,000.00), plus such Additional Payments (as defined below), as follows:

            (a) The amount of $65,000.00 shall be paid by Maker to Payee within the lesser of March 31, 1997 or within ten (10) days of Maker securing permanent financing, and

            (b) Interest in the amount of five and one half percent (5.5%) on the principal amount.

            (c) This Promissory Note (Note) is made and issued on and subject to the further terms and conditions specified below.

            1.   Definitions.

                  "Payment Date" shall mean the lesser of 31 March,  1997 or ten
(10) days from the date of Maker securing permanent financing.

                  "Security Agreement" shall mean the Security Agreement (SA), dated March 1, 1996, of the Maker relating to this Note and the Asset
Purchase Agreement.

                  2. This Note is issued and delivered by the Maker pursuant to the terms of the Security Agreement. Maker shall register this Note and the Security Agreement in the proper registry established for such documents, in Hong Kong, within five (5) days of the date of 15 March 1996.

                  3. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America by bank or certified check to the Payee at its office located at 1165 Northern Blvd., Manhasset, New York 11030, or at such other place as shall be designated in writing by the Payee.

                  4. (a) This Note shall be non-recourse to the Maker and the Payee, for itself and its representatives, successors, endorsees and assigns, agrees, by acceptance hereof, that the Maker shall not be personally liable on this Note and that it shall not seek to enforce any liability or obligation of the Maker to perform the obligations contained in this Note by any action or proceeding wherein a money judgment shall be sought against the Maker, and that any judgment or decree shall be



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enforceable against the Maker only to the extent of, and the Payee shall look for payment hereof solely to, the security of the Maker's interest in its assets and the equipment;

                          (b) Under no circumstances shall any director, officer
or employee of the Maker be personally liable for any obligation of the Maker arising pursuant to the provisions of this Note.

                     5. This Note is secured, and payment hereof is assured by the Security Agreement.

                     6. Except as provided in the next succeeding sentence, this
Note is not assignable by either the Maker or the Payee without the written consent of the other. The Payee may assign its rights hereunder to a wholly-owned subsidiary of Payee or, with the prior consent of Maker, which consent shall not be unreasonably withheld, to the shareholders of the Payee.

                     7. This Note and the rights and obligations of the Maker and the Payee shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles.

                     8. Any dispute arising under this Note shall be settled by final binding arbitration before a single arbitrator in the manner provided in the Security Agreement with respect to the arbitration of disputes arising under the Security Agreement.








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                        IN WITNESS WHEREOF,  the Maker has executed this Note as
of the date first above written.

                                             SOUTH CHINA BREWING COMPANY LIMITED


                                     By:          PETER W.H. BORDEAUX
                                         ______________________________________
                                         Name:
                                         Title:


Dated March 5, 1996


     On the 5th day of March 1996, before me came Peter W. H. Bordeaux to me known, who being by me duly sworn, did depose and say that he resides at New Orleans, Louisiana USA that he is the Chairman of South China Brewing Company Limited, the corporation described in, and which executed the foregoing instrument; that he knows the seal of the said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                 STEPHEN E. CAMISA
                                 Notary Public

                                 Stephen E. Camisa
Accepted and Agreed        Notary Public - State of Louisiana
                                My commission is for life
BPW Limited, LLC. Payee



By:           JOHN BEAUDETTE
    _______________________________________

    Name: John Beaudette
          Title: Pres.










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                               SECURITY AGREEMENT








     Security Agreement, dated as of March 1, 1996, made by and between South China Brewing Company Limited, a Hong Kong corporation (the "Grantor"), and BPW Limited, L.L.C., a New York entity (the "Secured Party") whose address is 1165 Northern Blvd., Manhasset, New York 11030.

                              W I T N E S S E T H :

     WHEREAS, the Grantor has agreed to grant a continuing security interest in and to its interest (including any common law rights in and with respect thereto), if any, in the assets (the "Collateral") to secure its obligations under the Promissory Note of the Grantor, dated the date hereof (the "Promissory Note") issued pursuant thereto;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Grant of Security Interest. The Grantor, for valuable consideration receipt of which is hereby acknowledged, hereby grants to the Secured Party, in order to secure the payment when due of the payments due to the Secured Party pursuant to the Promissory Note (the "Obligations"), a security interest in, and agrees and acknowledges that the Secured Party has and shall continue to have a security interest in, the Collateral.

     2. Warranties, Covenants and Agreements of Grantor. Grantor warrants, covenants and agrees that:

     a. Grantor shall pay and perform all of the Obligations secured by this Agreement in accordance with their terms;

     b. Except for the security interest granted hereby, without the prior written approval of the Secured Party the Collateral will be and shall remain free of all future adverse claims, security interests or other liens or encumbrances created by acts or omissions of Grantor as long as any Obligations remain outstanding; Grantor has full power and lawful authority to sell, assign and transfer its interest in the Collateral to the Secured Party and to grant to the Secured Party a security interest therein as herein provided;

     c. Upon reasonable demand of the Secured Party, Grantor shall do the following: furnish further assurance of title, execute any written agreement or do any other acts reasonably requested by the Secured Party to effectuate the

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purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to effect, continue or terminate the security of the Secured Party in the Collateral and pay all costs of filing in connection therewith;

     d. As long as any Obligation remains due, the Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the Hong Kong Patent and Trademark Office to maintain and pursue each application and to maintain each registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability;

     e. As long as any Obligation remains unpaid, in the event that any of the Collateral is infringed, misappropriated or diluted by a third party, the Grantor promptly shall notify the Secured Party after it learns thereof and shall, unless the Grantor reasonably shall determine that such Collateral is of negligible economic value to the Grantor (which determination the Grantor promptly shall report to the Secured Party), promptly sue for infringement, misappropriation of dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as the Grantor reasonably shall deem appropriate under the circumstances to protect such Collateral; provided, however, that the Grantor shall not be obligated to take any action that would, in the reasonable judgment of the Grantor, either require the incurrence of unduly burdensome expenses or expose the Grantor to increased legal liability.

   3.   General Provisions.

     a. Waiver of or acquiescence in any failure of the Secured Party to insist upon strict performance by the Grantor of any warranties or agreements in the Agreement, shall not constitute a waive of any subsequent failure.

     b. Notices to either party shall be in writing and shall be delivered personally or by mail addressed to the party at the address set forth herein or otherwise designated by such party in writing.

     c. This Security Agreement shall be construed in accordance with, and governed by, the laws of the State of New York without giving effect to any principles of conflict of laws thereof.

     d. The invalidity of all or any part of any paragraph of this Security Agreement shall render invalid that paragraph of this Security Agreement. If any provision of this Security Agreement is unenforceable, such provision shall be interpreted and enforced only to the extent that the provision is


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enforceable.

     e. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     f. Either party may enforce in a court its respective injunctive rights regarding allegedly infringing activities with respect to the protection and preservation of the Collateral. Otherwise, however, should any dispute arise between the parties to this Agreement regarding the subject matter hereof, to enforce the terms of this Agreement, to seek a declaration of rights in conjunction herewith, or otherwise relating hereto, such dispute shall be settled by final, binding arbitration before a single arbitrator. The arbitrator shall be chosen by the American Arbitration Association, from a list of impartial arbitrators who are experts in the field of commercial law. Disputes brought by either party shall be referred to and finally resolved by arbitration before, and under rules of, the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration to be held in New York, New York. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof. In conjunction with any such arbitration, depositions may be taken and other discovery obtained to the extent authorized and provided by the Federal Rules of Civil Procedure. Each party shall be responsible for its own expenses related to travel and attendance (i.e., air fare or other transportation, hotel, meals). The costs and expense of the arbitration proceeding shall be borne by the losing party, or if responsibility is apportioned between the parties, then such costs shall be apportioned between the parties by the arbitrator. Provided, however, a finding of default on the part of the Grantor shall, among any other award, mandate the return of the Collateral to the Secured Party.

  4.   Defaults: Remedies.

     a. If any Obligation becomes payable pursuant to the terms of the Promissory Note and remains unpaid for a period of 30 days the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, all rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York or under the laws of Hong Kong.

     b. If the Grantor shall default in the performance of any of the provisions of this Agreement, which on the Grantor's part are to be performed (except for payments of amounts due on Obligations), the Secured Party may perform same for the Debtor's account and any monies expended in so doing, including the Secured Party's reasonable attorneys fees and the other expenses





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incurred to protect, preserve or maintain the Collateral, shall be chargeable to the Grantor and added to the indebtedness secured hereby, provided that the Grantor shall be personally liable only for such expenses incurred on or prior to the earlier of the Termination Date (as defined in the Promissory
Note) and the Enforcement Date (as defined in the Promissory Note).

     5. Non-recourse. Except as explicitly provided in paragraph 4 of the Promissory Note or paragraph 4 (a) hereof, the Promissory Note and the obligations of the Grantor hereunder shall be non-recourse to the Grantor and the Secured Party, for itself and its representatives, successors, endorsees and assigns, agrees, by acceptance of the Promissory Note, that the Grantor shall not be personally liable on the Promissory Note ,or this Security Agreement and that it shall not seek to enforce any liability or obligation of the Grantor to perform the obligations contained in the Promissory Note or this Security Agreement by any action or proceeding wherein a money judgment or decree shall be enforceable against the Grantor only to the extent of, and the Secured Party shall look for payment hereof solely to, the security of the Grantor's interest in the Collateral.

     6. Assignment. This Security Agreement shall be binding on and shall inure to the benefit of the Grantor and the Secured Party and their respective legal representatives and successors and shall be assignable with respect to the parties hereto to the same extent and in the same manner as the Promissory Note.

     IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                BPW LIMITED, L.L.C.



                                By:              JOHN BEAUDETTE
                                    ____________________________________________
                                    Name:
                                    Title: Pres

                                    SOUTH CHINA BREWING COMPANY LTD



                                     By:       PETER W.H. BORDEAUX
                                        ________________________________________
                                        Name:
                                        Title:







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